                                                                     EXHIBIT 4.1



                               LEASE MODIFICATION

                                      From

                           NATIONAL CITY BANK, Trustee
                                          as Lessor

                                       To

                               BRUSH WELLMAN INC.
                                          as Lessee



                                      Dated

                                      As of

                                  May 30, 2003

Memorandum of Lease Modification recorded on _______________, 2003 at __________. E.D.S.T. as Instrument No. __________ in the Ottawa County, Ohio Records at Vol. ___, Page _____.


This Lease Modification modifies the Lease dated as of October 1, 1996, from the above-named Lessor as assignee to the above-named Lessee, a memorandum of which was recorded on October 10, 1996 in the Ottawa County, Ohio, Records at Volume 32, Page 525. All right, title and interest of the Lessor under that Lease have been assigned by the Assignment of Lease, dated as of October 1, 1996 to National City Bank, as Trustee under the Trust Indenture dated as of October 1, 1996. The Assignment of Lease was recorded in the Ottawa County, Ohio Official Records on October 10, 1996 at Volume 32, Page 534. That Lease was supplemented by the First Supplemental Lease dated as of April 1, 1997, from the above-named Lessor to the above-named Lessee, a memorandum of which was recorded on April 25, 1997 in the Ottawa County, Ohio, Records at Volume 32, Page 707.

                                     INDEX

                        (This Index is not a part of the
                        Lease Modification but rather is
                       for convenience of reference only)

                                                                                                               Page
                                                                                                               ----
         Section 1.        Definitions...........................................................................2

         Section 2.        Interpretation........................................................................2

         Section 3.        Project Facilities....................................................................3

         Section 4.        The Original Lease....................................................................3

         Section 5.        Assignment of Lease...................................................................3

         Section 6.        Events of Default.....................................................................3

         Section 7.        Annual Statement and Other Reports....................................................4

         Section 8.        Representations of the Lessor.........................................................4

         Section 9.        Representations of the Lessee.........................................................4

         Section 10.       The Lessee's Approval of Documents....................................................5

         Section 11.       Governing Law.........................................................................5

                               LEASE MODIFICATION

         THIS LEASE MODIFICATION dated as of May 30, 2003 (the "2003 Lease Modification") is made between NATIONAL CITY BANK, Trustee, as lessor (in that capacity, the "Lessor"), a national banking association duly organized and validly existing under the laws of the United States of America, and BRUSH WELLMAN INC., as lessee (the "Lessee"), a corporation for-profit organized and existing under the laws of the State of Ohio, to supplement the Lease, dated as of October 1, 1996 between the Toledo-Lucas County Port Authority (the "Authority") and the Lessee (the "Original Lease"), as supplemented and amended by the First Supplemental Lease between the Trustee and the Lessee, dated as of April 1, 1997 (the "First Supplemental Lease"), and with this 2003 Lease Modification, as each may be hereafter amended or supplemented in accordance with their respective terms, are hereinafter collectively referred to as the "Lease") under the following circumstances:

                              W I T N E S S E T H :

         WHEREAS, as authorized by a resolution adopted by the Legislative Authority on May 23, 1996, as amended and supplemented by a resolution adopted by the Legislative Authority on July 25, 1996, the Authority entered into the Original Lease with the Lessee, a memorandum of which was recorded on October 10, 1996, at Volume 32, Page 525, Ottawa County, Ohio Official Records, providing for the lease of the Project to the Lessee and the Authority assigned all of its right, title and interest as lessor under the Original Lease to the Lessor by the Assignment of the Lease from the Authority to the Lessor, which Assignment of Lease was recorded on October 10, 1996 at Volume 32, Page 534, Ottawa County, Ohio Official Records;

         WHEREAS, to finance a portion of the costs of the Project, the Authority issued, and The Prudential Insurance Company of America ("Prudential") has purchased, the Project Bonds;

         WHEREAS, to provide additional financing for the Project, and at the request of the Lessee, the Authority issued, and Prudential has purchased, the Series 1997 Bonds as Additional Bonds under the Original Indenture to finance further costs of the Project;

         WHEREAS, the Lessor and the Lessee entered into the First Supplemental Lease, a memorandum of which was recorded on April 25, 1997, at Volume 37, Page 707, Ottawa County Ohio Official Records, to amend and supplement the Original Lease to reflect issuance of the Series 1997 Bonds;

         WHEREAS, as a condition, among others, to Prudential's willingness to purchase the Project Bonds, Prudential required that the Lessee enter into that certain Inducement Agreement between the Lessee and Prudential, dated as of October 1, 1996, (the "Series 1996 Inducement Agreement"), and as a condition, among others, to Prudential's willingness to purchase the Series 1997 Bonds, Prudential required that the Lessee enter into that certain Series 1997 Inducement Agreement between the Lessee and Prudential, dated as of April 1, 1997 (the "Series 1997 Inducement Agreement"; the Series 1996 Inducement Agreement and the Series 1997 Inducement Agreement are referred to herein, collectively, as the "Existing Inducement Agreements");

         WHEREAS, on May 16, 2000, as part of an overall corporate reorganization, the Lessee became a wholly-owned subsidiary of Brush Engineered Materials Inc., an Ohio corporation ("Holdings").

         WHEREAS, Holdings and the Company have requested that the Existing Inducement Agreements be amended and restated to, among other things, amend the financial reporting requirements, and Prudential has agreed to accommodate this request, subject to the terms and conditions set forth in that certain Amended and Restated Inducement Agreement (the "Inducement Agreement"), dated as of even date herewith, by and among the Guarantor, the Company and Prudential;

         WHEREAS, no additional real or personal property or combination thereof will be leased by this 2003 Lease Modification; and

         WHEREAS, the Lessor and the Lessee each have full right and lawful authority to enter into this 2003 Lease Modification and to perform and observe the provisions hereof on their respective parts to be performed and observed;

         NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

         Section 1. Definitions. In addition to the words and terms defined elsewhere in this 2003 Lease Modification, the Original Lease and the First Supplemental Lease, for the purpose of the Lease the words and terms set forth below shall have the meanings set forth below, unless the use or context indicates another or different meaning or intent, and such definitions shall be equally applicable to both the singular and plural forms of any of those words and terms.

         "Holdings" shall mean Brush Engineered Materials Inc., an Ohio corporation.

         "Indenture" means the Original Indenture together with the First Supplemental Indenture and the 2003 Indenture Modification, as each may be amended or supplemented from time to time in accordance with their respective terms.

         "Lease" means the Original Lease together with the First Supplemental Lease and this 2003 Lease Modification, as each may be amended and supplemented from time to time in accordance with their respective terms and pursuant to the Assignment of Lease and as may be permitted by the Indenture.

         "2003 Indenture Modification" shall mean that certain Indenture Modification dated as of May 30, 2003 between the Authority and the Trustee.

         "2003 Lease Modification" shall mean this Lease Modification dated as of May 30, 2003.

         Section 2. Interpretation. Any reference herein to the Lessor, to the Authority, to the Legislative Authority or to any member or officer of any of them, includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

         Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Ohio Revised Code, or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Lessor or the Lessee under the Original Lease, the First Supplemental Lease, this 2003 Lease Modification, or any modification or amendment to the Original Lease or the First Supplemental Lease in this 2003 Lease Modification or the rights of any other person under those instruments.

         Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof," "hereby," "herein," "hereto," "hereunder" and similar terms refer to this 2003 Lease Modification; and the term "hereafter" means after, and the term "heretofore" means before, the date of this 2003 Lease Modification. Words of any gender include the correlative words of the other gender, unless the sense indicates otherwise.

         Section 3. Project Facilities. The Lessor, in consideration of the rents, covenants and agreements stated in the Original Lease, as supplemented and amended by the First Supplemental Lease, and as modified and amended by this 2003 Lease Modification, agrees to and does hereby affirm its lease to the Lessee, and the Lessee does hereby affirm its lease from the Lessor, for the Lease Term, subject to the provisions of the Original Lease, as supplemented and amended by the First Supplemental Lease, and as supplemented and amended by this 2003 Lease Modification, of the Project.

         TO HAVE AND TO HOLD the Project unto the Lessee for the Lease Term and for the purposes set forth in Section 2.1 of the Original Lease.

         Possession of the Project shall be delivered and accepted as provided in Section 2.1 of the Original Lease.

         Section 4. The Original Lease. The Original Lease and the First Supplemental Lease shall remain in force and effect as originally written, except as amended and modified hereby.

         Section 5. Assignment of Lease. The Lessee acknowledges that all of the Authority's right, title and interest in and to the Lease (including the First Supplemental Lease and this 2003 Lease Modification), including the Rental Payments, has been sold, assigned, transferred and conveyed to the Trustee pursuant to the Assignment. No subsequent assignment to any Person other than the Trustee may be made without prior written notice to the Lessee; provided, however, that upon occurrence and continuation of an Event of Default under the Lease such an assignment may be made without prior written notice to the Lessee. The Lessee further acknowledges that all title, interest, obligations and rights of the Lessor under the Lease are vested irrevocably in the Lessor, as assignee.

         Section 6. Events of Default. Section 10.1(g) of the Original Lease be and the same is hereby amended and restated to read as follows:

                  (g) An "Event of Default" as defined in the Amended and Restated Inducement Agreement, dated as of May 30, 2003, by and among Holdings, the Lessee and the original purchaser of the Project Bonds and the Series 1997 Bonds shall have occurred.

         Section 7. Annual Statement and Other Reports. Section 8.5 of the Original Lease be and the same is hereby amended and restated to read as follows:

                           Holdings (i) shall have an annual audit made by its regular independent certified public accountants and shall furnish a copy of such audit to the Lessor promptly upon its completion, but not later than one hundred twenty (120) days after the end of Holding's fiscal year, and (ii) shall prepare and furnish within sixty (60) days after the end of each fiscal year of Holdings to the Lessor a certificate of the Authorized Lessee Representative stating whether, to the best of its knowledge, the Lessee is in default under this Lease, and if it is, the nature of the default. Holdings shall also furnish promptly to the Lessor a copy of all financial statements, reports, notices, proxy statements and registration statements which its sends to its shareholders generally or which it files with any securities exchange or the Securities and Exchange Commission or any successor agency. In the event Holdings ceases to be an entity required to file periodic reports with a securities exchange or the Securities and Exchange Commission or any successor agency, Holdings shall furnish to the Lessor the same information and at the same times as it would have furnished such information to a securities exchange or the Securities and Exchange Commission in financial statements, reports, notices, proxy statements and registration statements filed with that securities exchange or the Securities and Exchange Commission or any successor agency.

         Section 8. Representations of the Lessor. The Lessor represents that:
(a) it has duly accomplished all conditions necessary to be accomplished by it prior to execution and delivery of this 2003 Lease Modification; (b) it is not in violation of or in conflict with any provisions of the laws of the State or any agreement or instrument to which the Lessor is a party or by which it is bound which would materially impair its ability to carry out its obligations contained in the Lease and the Project Service Agreement; (c) it is empowered to enter into the transactions contemplated by this 2003 Lease Modification; (d) it has duly authorized the execution, delivery and performance of this 2003 Lease Modification; (e) it is duly organized and validly existing under the laws of the United States of America and is qualified to exercise trust powers under the laws of the State; and (f) it will do all things in its power in order to maintain its existence or assure the assumption of its obligations under the Project Service Agreement and the Lease by an entity capable of performing those obligations.

         Section 9. Representations of the Lessee. The Lessee represents that: it has full corporate power and authority to execute, deliver and perform this 2003 Lease Modification and to enter into and carry out the transactions contemplated by this 2003 Lease Modification which execution, delivery and performance, and such entering into and carrying out of those transactions, do not violate any provisions of the law of the State applicable to the Lessee or the Lessee's Articles of Incorporation or its Code of Regulations and do not conflict with or result in a default under any indenture, agreement or other instrument to which the Lessee is a party or by which it is bound, which, in each case, would materially impair its ability to carry out its obligations contained in this Lease or resulting from those transactions. This 2003 Lease Modification has, and to the extent required the transactions contemplated by this 2003 Lease

Modification have, by proper action, been duly authorized, and this 2003 Lease Modification has been duly executed and delivered by the Lessee and all steps necessary have been taken to constitute this Lease a valid and binding obligation of the Lessee.

         Section 10. The Lessee's Approval of Documents. The 2003 Indenture Modification, has been submitted to the Lessee for examination, and the Lessee acknowledges, by execution of this 2003 Lease Modification, that it has approved it and waives the notice and mailing requirements of consents pursuant to
Section 8.03 of the Original Indenture with respect to that instrument.

         The Lessee approves and accepts all rights, remedies, powers and privileges of the Trustee and the Holders and all duties, covenants, agreements and obligations of the Lessee which are created or expressly identified in the Indenture. The Lessee covenants and agrees to be bound by those rights, remedies, powers and privileges and to observe and perform those duties, covenants, agreements and obligations.

         Section 11. Governing Law. This 2003 Lease Modification shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.



                   (Balance of page intentionally left blank)

         IN WITNESS WHEREOF, the Lessor and the Lessee have caused this 2003 Lease Modification to be duly executed in their respective names, all as of the date hereinbefore written.

Signed and acknowledged in              NATIONAL CITY BANK, Trustee, as Lessor
  the presence of:

-------------------------------------   By:
Name:                                      -----------------------------------

                                        Title:
                                              --------------------------------
-------------------------------------
Name:
(Witnesses as to Lessor)


Signed and acknowledged in               BRUSH WELLMAN INC., as Lessee
  the presence of:

-------------------------------------   By:
Name:                                      -----------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------


-------------------------------------   And By:
Name:                                          -------------------------------
(Witnesses as to Lessor)                   Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------


Signed and acknowledged in               BRUSH ENGINEERED MATERIALS, INC.
  the presence of:

-------------------------------------   By:
Name:                                      -----------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------


-------------------------------------   And By:
Name:                                          -------------------------------
(Witnesses as to Lessor)                   Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                     CONSENT

         The undersigned, the fully authorized representatives of The Director of Development of the State of Ohio and The Prudential Insurance Company of America, as Majority Holder of the Bonds and in accordance with Sections 8.02 and 8.03 of the Original Indenture each hereby acknowledge satisfactory prior written notice of, and consent to, the execution and delivery of the foregoing 2003 Lease Modification.

Date:  May ___, 2003                  THE DIRECTOR OF DEVELOPMENT
                                        OF THE STATE OF OHIO


                                      By:_____________________________________

                                      Title:__________________________________

                                      THE PRUDENTIAL INSURANCE
                                         COMPANY OF AMERICA


                                      By:_____________________________________

                                      Title:__________________________________

STATE OF OHIO                            )
                                         )   SS:
COUNTY OF CUYAHOGA                       )

         On this _____ day of May, 2003, before me a Notary Public in and for said County and State, personally appeared _____________________________, __________________________ of National City Bank, Trustee, and acknowledged the execution of the foregoing instrument as the duly authorized officer of said bank on behalf of said bank, and that the same is her voluntary act and deed as said officer of said bank and the voluntary act and deed of said bank.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.


(SEAL)                                      ___________________________________
                                                        Notary Public




STATE OF OHIO                            )
                                         )   SS:
COUNTY OF CUYAHOGA                       )

         On this _____ day of May, 2003, before me a Notary Public in and for said County and State, personally appeared Michael C. Hasychak, Vice President and Secretary and Gary Schiavoni, Assistant Treasurer of Brush Wellman Inc., respectively, and acknowledged the execution of the foregoing instrument as the duly authorized officers for and on behalf of said Corporation and pursuant to authority granted by the Board of Directors of said Corporation, and that the same is their voluntary act and deed on behalf of said Corporation and the voluntary act and deed of said Corporation.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.


(SEAL)                                      ___________________________________
                                                        Notary Public

                        MEMORANDUM OF LEASE MODIFICATION
                        --------------------------------

         THIS MEMORANDUM OF LEASE MODIFICATION is for placing of record an unrecorded Lease Modification (the "Lease Modification") dated as of May 30, 2003 between NATIONAL CITY BANK, a national banking association duly organized and validly existing under the laws of the United States of America and qualified to exercise trust powers under the laws of the State of Ohio, in its capacity as trustee (the "Trustee") pursuant to a Trust Indenture dated as of October 1, 1996 between the Trustee and the Authority (as hereinafter defined) as amended thereafter, as lessor, and BRUSH WELLMAN INC., an Ohio corporation, as lessee ("Lessee"). The Lease Modification amends and supplements that certain Lease dated as of October 1, 1996 (the "Original Lease") between the TOLEDO-LUCAS COUNTY PORT AUTHORITY, a port authority and political subdivision duly organized and validly existing under the laws of the State of Ohio ("Authority"), as lessor, and Lessee, as amended and supplemented by that certain First Supplemental Lease, dated as of April 1, 1997 (the "First Supplemental Lease"), between the Trustee, as lessor, and the Lessee. A Memorandum of Lease relating to such Original Lease was filed of record on October 10, 1996 under document number 9600028762 in Volume 32 at page 525, Ottawa County, Ohio Lease Records, and a Memorandum of First Supplemental Lease relating to such First Supplemental Lease was filed of record on April 25, 1997, under document number 9700034679 in Volume 32 at page 707, Ottawa County, Ohio Lease Records. An Assignment of Lease, whereby the Authority assigned all of its right, title and interest as lessor under the Original Lease to the Trustee, was filed of record on October 10, 1996 under document number 9600028763 in Volume 32 at page 534, Ottawa County, Ohio Lease Records. The Trustee in its capacity as assignee of the right, title and interest of the lessor under the Original Lease is referred to herein as "Lessor." The Original Lease and the First Supplemental Lease, as supplemented by the 2003 Lease Modification, are referred to herein as the "Lease."

         1. ADDRESSES. The addresses of Lessor and Lessee as set forth in the Lease are as follows:

            Lessee:                          Brush Wellman Inc.
                                             17876 St. Clair Avenue
                                             Cleveland, Ohio  44110
                                             Attn.: Treasurer

            Lessor:                          National City Bank, Trustee
                                             629 Euclid Ave., Suite 635
                                             Cleveland, Ohio  44114
                                             Attn.:  Corporate Trust Dept.

         2. PREMISES. In consideration of the rents, and other terms, covenants and conditions contained in the Lease, Lessor has demised and leased to Lessee and Lessee has leased from Lessor the real property located in Ottawa County, Ohio and further described on Exhibit A attached hereto and incorporated herein by reference and Lessor's leasehold interest therein and all easements appurtenant thereto ("Project Site"), including all rights under the Easement Agreement granted by Lessee to Lessor as recorded in Volume 411, Page 165, Instrument No. 9600028761 of Ottawa County, Ohio Records, together with any additions thereto and less any removals therefrom, in the manner and to the extent provided in the Lease, and all improvements and buildings constructed by Lessor on the Project Site constituting the Project Facilities (as that term is defined in the Lease), together constituting "port authority facilities" as defined in Sections 4582.01 to 4582.20, inclusive, of the Ohio Revised Code as enacted and amended (collectively, the "Project").

         3. TITLE. The Authority claims a ground leasehold interest to the Project Site pursuant to that certain Amended and Restated Ground Lease ("Ground Lease"), dated as of October 1, 1996, by and between Brush Wellman Inc. ("Ground Lessor") (as ground lessor) and the Authority. A Memorandum of Ground Lease, evidencing the Ground Lease, was recorded on October 10, 1996, in Volume 32, Page 513, Instrument No. 9600028760 of Ottawa County, Ohio Records. Ground Lessor claims title to the Project Site by deeds recorded in Volume 309, Page 515; Volume 391, Page 307; Volume 160, Page 288; and Volume 411, Page 161, Instrument No. 9600028759 of Ottawa County, Ohio Deed Records.

         4. TERM AND OPTION TO EXTEND. The Lease is for a period, unless earlier terminated as provided in the Lease, commencing on the date of delivery of the Lease, and ending on May 1, 2011. Subject to the terms and conditions set forth in the Lease, Lessee may extend the term of the Lease for three (3) additional terms of five (5) years each with the first such period commencing May 1, 2011, the second May 1, 2016, and the third May 1, 2021.

         5. OPTION TO PURCHASE. The Lessee is hereby granted an option to purchase all interests of the Lessor in the Project upon the termination of the lease term pursuant to Section 9.3 of the Lease, or at the expiration of the term, in any case, by payment to the Lessor of the sums set forth in the Lease, as applicable.

         6. OPTION TO TERMINATE. The Lessee is hereby granted an option to terminate the Lease pursuant to Section 9.1 or 9.2 of the Lease by payment to the Lessor of the sums set forth in the Lease and the satisfaction of other conditions as set forth in the Lease.

         7. COUNTERPARTS. This Memorandum of 2003 Lease Modification may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         8. NO MERGER. If the Lessor or the Lessee acquires the interest of the other in the Project Site or the Project, including under the Lease, there shall be no merger of the leasehold estate into the fee simple estate or any leasehold estate in the Project Site or the Project.



               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF this Memorandum of Lease Modification has been executed by Lessor and Lessee this _____ day of May, 2003.

Witnessed by                                            LESSOR:
                                              NATIONAL CITY BANK, TRUSTEE

________________________________________  By:_____________________________
Witness 1 - Signature

________________________________________  Its:____________________________
Witness 1 - Print or Type Name

________________________________________
Witness 2 - Signature

________________________________________
Witness 2 - Print or Type Name



Witnessed by:                                           LESSEE:
                                                   BRUSH WELLMAN INC.

________________________________________  By:_____________________________
Witness 1 - Signature

________________________________________  Its:____________________________
Witness 1 - Print or Type Name

________________________________________
Witness 2 - Signature

________________________________________
Witness 2 - Print or Type Name

                                 ACKNOWLEDGMENTS
                                 ---------------


STATE OF OHIO                            )
                                         )   SS:
COUNTY OF CUYAHOGA                       )

         On this _____ day of May, 2003, before me a Notary Public in and for said County and State, personally appeared ___________________ of National City Bank, Trustee, and acknowledged the execution of the foregoing instrument, and that the same is his voluntary act and deed on behalf of said bank and the voluntary act and deed of said bank.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.


                                            ___________________________________
                                                        Notary Public


STATE OF OHIO                            )
                                         )   SS:
COUNTY OF CUYAHOGA                       )

         On this _____ day of May, 2003, before me a Notary Public in and for said County and State, personally appeared Michael C. Hasychak, Vice President and Treasurer of Brush Wellman Inc., and acknowledged the execution of the foregoing instrument as the duly authorized officer for and on behalf of said Corporation and pursuant to authority granted by the Board of Directors of said Corporation, and that the same is his voluntary act and deed on behalf of said Corporation and the voluntary act and deed to said Corporation.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.


                                            ___________________________________
                                                        Notary Public